IDS Stock Fund, Inc.
File No. 2-11358/811-498

EXHIBIT INDEX

Exhibit 10:    Opinion and consent of counsel.

Exhibit 11:    Independent Auditors' Consent.

Exhibit 17:    Financial Data Schedules.

Exhibit 19(a): Directors' Power of Attorney, dated January 8, 1997.

Exhibit 19(c): Trustee's Power of Attorney, dated January 8, 1997.